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                                                              Exhibit 10.24

                            COVENANT NOT TO COMPETE

         This Covenant Not To Compete (the "Agreement"), dated as of May 12, 1998, by and between ZAI*NET SOFTWARE, L.P., a Delaware limited partnership (the "Company"), and BRIAN SCANLAN (the "Covenantor"), is to evidence the following agreements and understandings. Capitalized terms used herein have the respective meanings in the Purchase Agreement (as hereinafter defined) unless otherwise specified herein.

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof (the "Assignment Agreement"), and that certain Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), among the Company, GFI Caminus LLC, a Delaware limited liability company ("GFI Caminus"), ZAI*NET Software, Inc., a Delaware corporation ("ZAI*NET"), and Brian J. Scanlan, and the transactions related thereto and contemplated thereby (collectively the "Purchase"), (a) ZAI*NET transferred substantially all of its assets (including goodwill) to the Company, and (b) GFI Caminus has purchased a seventy-one percent (71%) ownership interest (the "Ownership Interest") in the Company;

         WHEREAS, in connection with the Purchase, Covenantor is, in effect, selling and transferring all of his right, title and interest in the intellectual property and goodwill of ZAI*NET to the Company for substantial consideration;

         WHEREAS, by agreeing to enter into the Purchase Agreement and consummate the transactions contemplated therein, GFI Caminus desires and is seeking to acquire an equity ownership interest in the intellectual property, goodwill and going concern value of the Company and if Covenantor were able to compete with Company in any manner or engage in any other activities that are hereinafter proscribed, then GFI Caminus would be deprived of a substantial portion of the value sought to be obtained through the Purchase;

         WHEREAS, the Company is in the business of developing, licensing, installing and maintaining commodities trading and risk management software and providing consulting and support services substantially related to such software activities to the foreign exchange, natural gas, crude oil, refined products and electric power industries (collectively, the "Company Business");

         WHEREAS, the Covenantor is one of the founders of the Company and ZAI*NET and has substantial knowledge of, and access and exposure to the Company Business, including but not limited to intellectual property, confidential and proprietary information of the Company;

         WHEREAS, Covenantor must enter into this Agreement and the Employment Agreement, dated as of even date herewith (the "Employment Agreement"), as a condition precedent to GFI Caminus's execution of the Purchase Agreement;


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         NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, all subject to the completion of the closing of the Purchase, the parties hereto agree as follows:

         1.  Agreement Not to Compete.

                 1.1 Noncompetition. As a condition to the transactions being completed pursuant to the Purchase Agreement, and as a means reasonably designed to protect the intellectual property, confidential and proprietary information of the Company, for a period consisting of the greater of (i) three and one-half (3-1/2) years from the date hereof or (ii) two (2) years from the conclusion of Covenantor's employment with the Company as a result of the termination of the Employment Agreement or otherwise (such greater period the "Term"), Covenantor will not, without the prior written consent of the Company based upon approval from the Management Committee of the Company (or any similar successor management body of the Company or any successor entity of the Company), in the Geographical Area, directly or indirectly, engage in, assist (financially or otherwise), associate with, or perform services (other than on behalf of the Company or any of its Affiliates) in the Company Business, including, without limitation, whether such engagement, assistance, association or performance is as an individual, principal, officer, director, proprietor, employee, partner, stockholder or other investor (other than as a holder of less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), creditor, guarantor, consultant, advisor, agent, sales representative or other participant, or otherwise permit his name to be used or employed with any such Company Business. For purposes of this Agreement, (i) "Affiliate" shall mean any person, partnership, limited liability company, joint venture, trust, corporation or other entity, directly or indirectly, controlling, controlled by or under common control with such person, partnership, limited liability company, joint venture, trust, corporation or other entity; and (ii) "Geographical Area" shall mean the world.

                 1.2 Reasonable Restrictions. Covenantor hereby represents and acknowledges that: the restrictions stated herein on the activities in which Covenantor may engage upon termination of his employment with the Company are reasonable and that, despite such restrictions, Covenantor will be able to earn his livelihood and engage in his profession following said termination; the worldwide restriction is reasonable because the Company presently does business or did business, or has a bona fide plan of doing business during the Term, throughout the world; and the period of time designated above is reasonable in relation to the nature of the Company's business.

         2. Non-Interference. During the Term, Covenantor will not, without the prior written consent of the Company, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, (a) hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ any person (other than Cynthia Chang) who is then, or within the prior twelve (12) months had been, an employee of the Company or its Affiliates, whether or not for compensation and





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whether as an officer, covenantor, consultant, adviser, independent sales representative, independent contractor or participant, or (b) except as may be appropriate to perform Covenantor's duties under the Employment Agreement, contact, solicit, service or otherwise have any dealings related to Company Business with any person or entity with whom the Company or its Affiliates has a former, current or prospective business relationship or who is or was at any time during his employment with the Company (including any predecessor or successor entity) a customer or client of the Company or its Affiliates, or a prospective customer or client to which the Company or its Affiliates has made a written or oral business proposal.

         3. Future Employment. Nothing contained herein shall prevent Covenantor from, during the Term seeking employment with or, after the termination of Covenantor's employment with the Company becoming employed by a utility, financial services company or other firm, provided that Covenantor's responsibilities in connection with such employment do not involve, directly or indirectly, activities related to any aspect of the Company Business.

         4. Confidentiality. Covenantor agrees not to disclose, use, transfer or sell any intellectual property, confidential or proprietary information of the Company, whether Covenantor has such information in his memory or embodied in writing or other physical form, unless such activities are on behalf of and expressly authorized by the Company. For purposes of this Agreement, the phrase "intellectual property, confidential or proprietary information of the Company" means all information which is known or intended to be known only to employees of the Company or others in a confidential relationship with any of them, including, without limitation, that which relates to marketing or brand recognition matters, such as logos, tradenames, service names, and trademarks, or to technical matters, such as patents, programs, components, devices, formulae, testing procedures, processes, computer software and graphics products of the Company or any Affiliate, or to business matters such as the identity of clients, customers or business partners or terms of business relationships with clients, customers or business partners. Notwithstanding the foregoing, the term "intellectual property, confidential or proprietary information" of the Company shall not include information which (i) is, at the time of the disclosure, a part of the public domain through no act or omission by Covenantor, (ii) known to the Covenantor prior to the time of disclosure by the Covenantor, provided that the information was not obtained by the Covenantor in the course of rendering services to the Company or any predecessor entity or (iii) is hereafter disclosed to Covenantor by a third party who or which did not acquire the information under an obligation of confidentiality to or through the Company or any predecessor entity. Covenantor agrees not to remove from the premises of the Company, any intellectual property, confidential or proprietary information of the Company, except as permitted by the Company and except for Covenantor's personal rolodex and other personal belongings and files that do not contain intellectual property, confidential or proprietary information related to the Company Business. Covenantor recognizes that all such intellectual property, confidential or proprietary information of the Company, are the exclusive property of the Company. Covenantor agrees to return to the Company all written materials in his possession containing or reflecting intellectual property, confidential or proprietary information of the Company promptly following the cessation





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of any service relationship with the Company, except for Covenantor's personal rolodex and other personal belongings and files that do not contain intellectual property, confidential or proprietary information related to the Company Business. Covenantor agrees that the restrictions contained in this
Section 4 shall continue to apply without time or geographic restrictions, so long as any information remains intellectual property, confidential or proprietary information of the Company.

         5. Consideration. Covenantor agrees and acknowledges that the value to be derived by him from the transactions contemplated by the Purchase Agreement and the consideration payable to him pursuant to the Employment Agreement constitute substantial value and shall serve as exclusive consideration for his agreements set forth in this Agreement, and that no additional consideration is payable or necessary in connection therewith.

         6.      Miscellaneous.

                 6.1 Entire Agreement; Amendments. This Agreement and any document referred to herein sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all agreements, representations, warranties, statements, promises and understandings, with respect to the subject matter hereof. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Employee. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior os subsequent such occurrence.

                 6.2 Arbitration. Subject to Section 6.4 hereof, and except as otherwise required by law, any claim or controversy arising out of or relating to the performance of this Agreement shall be settled by arbitration in New York City, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Such claim or controversy shall be resolved by a three (3) arbitrator panel selected as follows: one arbitrator selected by the Company, one arbitrator selected by the Covenantor and one arbitrator selected by each of the arbitrators selected by each of the Company and the Covenantor. Judgment upon the arbitration award rendered by the arbitrators may be entered in any court having jurisdiction thereof. All discovery shall be governed by the Federal Rules of Civil Procedure. Either party may apply to any court having jurisdiction hereof and seek injunctive relief so as to maintain the status quo of the parties until such time as the arbitration award is rendered or the claim or controversy otherwise resolved. The prevailing party in any such matter shall recover all of its costs and expenses, including reasonable attorneys' fees.

                 6.3 Notices. All notices under this Agreement will be in writing and will be delivered by personal service or telegram, telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, Federal Express (or other reputable overnight courier) to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by





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certified mail will be deemed to have been given three (3) days after the date on which it is mailed. Notices sent by personal delivery shall be deemed effective on the date delivered, notices sent by Federal Express (or other reputable overnight courier) shall be deemed effective on the third business day following the sending thereof and notices sent by telecopy shall be deemed effective on the date delivered. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

                If to Company:

                        ZAI*NET Software, L.P.
                        747 Third Avenue, 18th Floor
                        New York, New York 10017
                        Attn:  President
                        Telephone:       (212) 888-3600
                        Facsimile:       (212) 888-0691

                If to Covenantor:

                        Brian Scanlan
                        c/o ZAI*NET Software, Inc.
                        747 Third Avenue, 18th Floor
                        New York, New York 10017
                        Telephone:       (212) 888-3600
                        Facsimile:       (212) 888-0691

                with a copy to:

                        Zukerman Gore & Brandeis, LLP
                        900 Third Avenue
                        New York, New York 10022
                        Attn:  Jeffrey D. Zukerman, Esq.
                        Telephone:       (212) 223-6700
                        Facsimile:       (212) 223-6433

                 6.4 Equitable Relief; Accounting. Covenantor acknowledges that the covenants contained in Sections 1, 2 and 4 hereof are reasonable and necessary to protect the legitimate interests of the Company, that any breach or threatened breach of such covenants will result in irreparable injury to the Company and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, in the event of the breach by Covenantor of any of the provisions of this Agreement, the Company, in addition and as a supplement to such other rights and remedies as may exist in their favor, may apply to any court of law or equity having jurisdiction to enforce this Agreement, and/or may apply for injunctive relief against any act that would violate any of the provisions of this Agreement (without being required to post a bond). Covenantor further understands that monetary damages will not be sufficient to avoid or compensate for a





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breach of the covenants contained in Sections 1, 2 and 4 hereof and that injunctive relief would be appropriate to prevent any such breach or threatened breach. Such right to obtain injunctive relief may be exercised, at the option of the Company, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies that the Company may have as a result of any such breach or threatened breach. In addition, Covenantor shall account for and pay over to the Company all compensation, profits and other benefits inuring to Covenantor's benefit that are derived or received by Covenantor thereof resulting from any action or transaction constituting a breach of the covenants contained in Sections 1, 2 and 4 hereof.

                 6.5 Third-Party Benefits. None of the provisions of this Agreement will be for the benefit of, or enforceable by, any third-party beneficiary, except that GFI Caminus LLC is intended as a third-party beneficiary of all rights of the Company hereunder.

                 6.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. None of the parties hereto may assign any of their rights or obligations under this Agreement without the prior written consent of all other parties hereto, except that this Agreement may be assigned by the Company to any corporation or other business entity that succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets or capital stock of the Company.

                 6.7 Governing Law. All questions with respect to this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of New York, regardless of the choice of law provisions of that state or any other jurisdiction.

                 6.8 Headings and Gender. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. All words shall be construed to be of such gender and number as the circumstances require.

                 6.9 Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect. Further, if the period of time, the extent of the geographic area, or the scope of the prescribed activities covered by this Agreement should be deemed unenforceable, then this Agreement shall be construed to cover the maximum period of time, geographic area and scope of prescribed activities (not to exceed the maximum time, geographic area or scope set forth herein) as may be valid under applicable law. The parties specifically intend that any court determining the extent of the enforceability of this Agreement shall, if it determines that the Agreement is not fully enforceable in accordance with its terms, modify the period of time, geographic area or scope of prescribed activities provided for herein to the minimum extent necessary such that the provisions hereof as so modified are enforceable.





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                 6.10      Attorneys' Fees.  Subject to Section 6.2 hereof, if
any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees and costs incurred in connection with such action or proceeding.

                 6.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 6.12 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date set forth above.


ZAI*NET SOFTWARE, L.P., a Delaware limited                        COVENANTOR
partnership

By:  GFI Caminus LLC,
Its: General Partner

By:      /s/ Lawrence D. Gilson                             /s/ Brian Scanlan
         ----------------------                             -----------------
         Lawrence D. Gilson                                 Brian Scanlan

Its:   President





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